3059014

FILED
In the office of the Secretary of State
of the State of California

DEC 17 2007

ARTICLES OF INCORPORATION

OF

PENINSULA BANK HOLDING CO.

I

The name of this corporation is PENINSULA BANK HOLDING CO.

II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code (the "Corporations Code").

III

The name and address in the State of California of this corporation's initial agent for service of process is:

Robert Holden
505 Hamilton #110
Palo Alto, CA 94301

IV

(a) This corporation is authorized to issue two classes of shares, to be designated Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"), respectively. The number of shares Common Stock authorized to be issued is five million (5,000,000) and the number of shares of Preferred Stock authorized to be issued is five million (5,000,000).

(b) The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this corporation is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

V

(a) The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

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(b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under California law.

VI

The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject only to the applicable limits set forth in Section 204 of the Corporations Code with respect to actions for breach of duty to the corporation and its shareholders. The corporation is authorized to obtain, maintain and pay premiums for insurance covering the liability of its agents (as defined in said Section 317) to the fullest extent permissible under the Corporations Code and other applicable law.

Notwithstanding any other provisions contained herein, these Articles are subject to the applicable requirements and limitations set forth in state and federal laws, rules, regulation, or orders regarding indemnification and prepayment of legal expenses, including Section 18(k) of the Federal Deposit Insurance Act and Part 359 of the FDIC's Rules and Regulations or any successor regulation thereto. Further, to the extent that there is any conflict between state and federal law, federal law shall supersede and control.

VII

These Articles may be amended in accordance with the Corporations Code and Financial Code; provided, however, that no amendment, modification or repeal of or affecting any of the provisions set forth at Article V and VI shall terminate or adversely affect any right or protection of an agent of this corporation under such Article V or VI existing at the time of, or with regard to any alleged or actual act or omission occurring prior to the time of, such amendment, modification or repeal.

Date: December 7, 2007.

Nancy L. Wright
Incorporator

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STATE OF CALIFORNIA
BUSINESS, TRANSPORTATION AND HOUSING AGENCY

ARNOLD SCHWARZENEGGER, Governor
DALE E. BONNER, Secretary

DEPARTMENT OF FINANCIAL INSTITUTIONS
CAROL D. CHESBROUGH, Interim Commissioner of Financial Institutions
www.dfi.ca.gov

December 12, 2007

Daniel F. Wheeler, Esq.
Buchalter Nemer
333 Market Street, 25th Floor
San Francisco, CA 94105-2126

Dear Mr. Wheeler:

This responds to your request for approval of the name "Peninsula Bank Holding Co."

The application has been approved. Please find enclosed the original Articles of Incorporation submitted with the application and a Certificate of Approval of Name. Please consider your cancelled check to be your receipt of payment.

Once the Articles of Incorporation have been filed by the Secretary of State, please send us a copy certified by her.

Very truly yours,

PATRICK C. CARROLL
Strategic Support Manager

PCC:rmc

Enclosures

Certificate Verification No.: 332042625 Date: 05/28/2025

STATE OF CALIFORNIA

DEPARTMENT OF FINANCIAL INSTITUTIONS

CERTIFICATE OF APPROVAL OF NAME

Pursuant to Section 3903 of the Financial Code, I, CAROL D. CHESBROUGH, Interim Commissioner of Financial Institutions of the State of California, do hereby approve the name **"PENINSULA BANK HOLDING CO.,"** as set forth in the attached Articles of Incorporation of Peninsula Bank Holding Co.

Given under my hand and official seal this 12th day of December, 2007, in the City and County of San Francisco, State of California

CAROL D. CHESBROUGH
Interim Commissioner of Financial Institutions

By

PATRICK C. CARROLL
Strategic Support Manager

Certificate Verification No.: 332042625 Date: 05/28/2025

A0687228

3059014

FILED
in the office of the Secretary of State
of the State of California
JAN 26 2009

CERTIFICATE OF DETERMINATION

OF

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

OF

PENINSULA BANK HOLDING CO.

Pursuant to Section 401 of the Corporations Code of the State of California:

We, Kenneth D. Brenner, Chief Executive Officer and Steve Leen, Chief Financial Officer, of Peninsula Bank Holding Co., a corporation organized under the laws of the State of California (hereinafter called the "Corporation"), do hereby certify as follows:

1. On January 20, 2009, the Board of Directors of the Corporation adopted a resolution designating 6,000 shares of Preferred Stock as Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

2. No shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A have been issued.

3. Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the following resolution was duly adopted by the Board of Directors on January 20, 2009 creating the series of Preferred Stock designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A:

RESOLVED, that pursuant to the provisions of the Articles of Incorporation of the Corporation and applicable law, a series of Preferred Stock of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series are as follows:

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the "Fixed Rate Cumulative Perpetual Preferred Stock, Series A" (the "Designated Preferred Stock"). The authorized number of shares of Designated Preferred Stock shall be 6,000.

Part 2. Standard Provisions. The Standard Provisions contained in Exhibit A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Determination to the same extent as if such provisions had been set forth in full herein.

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Part 3. Definitions. The following terms are used in this Certificate of Determination (including the Standard Provisions in Exhibit A hereto) as defined below:

(a) "Common Stock" means the common stock of the Corporation.

(b) "Dividend Payment Date" means February 15, May 15, August 15 and November 15 of each year.

(c) "Junior Stock" means the Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(d) "Liquidation Amount" means $1,000 per share of Designated Preferred Stock.

(e) "Minimum Amount" means $1,500,000.

(f) "Parity Stock" means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(g) "Signing Date" means the Original Issue Date.

Part 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

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We further declare under penalty of perjury under the laws the State of California that the matters set forth in this certificate are true and correct of own knowledge.

Dated: January 26, 2009

Kenneth D. Brenner
Chief Executive Officer

Steve Leen,
Chief Financial Officer

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EXHIBIT A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Determination. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a) "Applicable Dividend Rate" means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

(b) "Appropriate Federal Banking Agency" means the "appropriate Federal banking agency" with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c) "Business Combination" means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation's stockholders.

(d) "Business Day" means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(e) "Bylaws" means the bylaws of the Corporation, as they may be amended from time to time.

(f) "Certificate of Determination" means the Certificate of Determination or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(g) "Charter" means the Corporation's certificate or articles of incorporation, articles of association, or similar organizational document.

(h) "Dividend Period" has the meaning set forth in Section 3(a).

(i) "Dividend Record Date" has the meaning set forth in Section 3(a).

(j) "Liquidation Preference" has the meaning set forth in Section 4(a).

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(k) "Original Issue Date" means the date on which shares of Designated Preferred Stock are first issued.

(l) "Preferred Director" has the meaning set forth in Section 7(b).

(m) "Preferred Stock" means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

(n) "Qualified Equity Offering" means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation's Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

(o) "Share Dilution Amount" has the meaning set forth in Section 3(b).

(p) "Standard Provisions" mean these Standard Provisions that form a part of the Certificate of Determination relating to the Designated Preferred Stock.

(q) "Successor Preferred Stock" has the meaning set forth in Section 5(a).

(r) "Voting Parity Stock" means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Determination, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (*i.e.*, no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but

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excluding, the next Dividend Payment Date is a "Dividend Period", provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date"). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Determination).

(b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, *provided* that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-

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dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders' rights plan or any redemption or repurchase of rights pursuant to any stockholders' rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. "Share Dilution Amount" means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation's consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

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Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the "Liquidation Preference").

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.

(a) Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as

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otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; *provided* that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the "Minimum Amount" as defined in the relevant certificate of determination for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the "Successor Preferred Stock") in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in

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book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either *pro rata* or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (*provided* that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

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(b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the "Preferred Directors" and each a "Preferred Director") at the Corporation's next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to reverting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or written consent of stockholders required by law or by the Charter, the vote or written consent of the holders of at least 66 ⅔% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Determination for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

Certificate Verification No.: 332042625 Date: 05/28/2025

(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Determination for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Certificate Verification No.: 332042625 Date: 05/28/2025

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Determination, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder's expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder's expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

Certificate Verification No.: 332042625 Date: 05/28/2025

A0716530

FILED
in the office of the Secretary of State
of the State of California

JUL 0 6 2011

EFFECTIVE
DATE
AUG 0 1 2011

3059014

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
PENINSULA BANK HOLDING CO.

Kenneth D. Brenner and Steven Leen certify that:

1. They are the Chief Executive Officer and President and the Chief Financial Officer of PENINSULA BANK HOLDING CO., a California corporation (the "Company").

2. Article I of the Articles of Incorporation of the Company is amended to read as follows:

   "I. The name of the corporation is AVIDBANK HOLDINGS, INC. (the "Corporation").

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the California Corporations Code. The total number of outstanding shares of Common Stock entitled to vote with respect to the amendment was 2,602,276 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock. The Company currently has 6,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A ("Series A Preferred Stock") issued and outstanding, none of which were entitled to vote on the foregoing amendment.

5. *This Amendment shall become effective at 5:00 p.m. California time on August 1, 2011.*

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed: June 21, 2011 at Palo Alto, California.

Kenneth D. Brenner, President and
Chief Executive Officer

Steven Leen, Chief Financial Officer

300234307.2

Certificate Verification No.: 332042625 Date: 05/28/2025

STATE OF CALIFORNIA

DEPARTMENT OF FINANCIAL INSTITUTIONS

CERTIFICATE OF APPROVAL OF NAME

Pursuant to Section 3903 of the Financial Code, I, WILLIAM S. HARAF, Commissioner of Financial Institutions of the State of California, do hereby approve the name "**AVIDBANK HOLDINGS, INC.,**" as set forth in the attached Certificate of Amendment of Articles of Incorporation of Peninsula Bank Holding Co.

Given under my hand and official seal this 17th day of June, 2011, in the City and County of San Francisco, State of California.

WILLIAM S. HARAF
Commissioner of Financial Institutions

By

PATRICK C. CARROLL
Strategic Support Manager

Certificate Verification No.: 332042625 Date: 05/28/2025

A0737059

3059014

FILED
Secretary of State
State of California

FEB 01 2013

CERTIFICATE OF DETERMINATION

OF

SERIES B CONVERTIBLE PERPETUAL PREFERRED STOCK

OF

AVIDBANK HOLDINGS, INC.

Pursuant to Section 401 of the Corporations Code of the State of California:

We, Mark Mordell, Chairman and Chief Executive Officer, and Steve Leen, Executive Vice President and Chief Financial Officer, of Avidbank Holdings, Inc., a corporation organized under the laws of the State of California (hereinafter called the *"Corporation"*), do hereby certify as follows:

1. On January 28, 2013, the Board of Directors of the Corporation adopted a resolution designating 550,000 shares of preferred stock as Series B Convertible Perpetual Preferred Stock.

2. No shares of Series B Convertible Perpetual Preferred Stock have been issued.

3. Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, as amended, the following resolution was duly adopted by the Board of Directors on January 28, 2013, creating the series of preferred stock designated as Series B Convertible Perpetual Preferred Stock:

RESOLVED, that pursuant to the provisions of the Articles of Incorporation of the Corporation, as amended, and applicable law, a series of preferred stock of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series are as follows:

Section 1. *Designation.* There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the "Series B Convertible Perpetual Preferred Stock" (the *"Series B Preferred Stock"*). The number of shares constituting such series shall be 550,000. The Series B Preferred Stock shall have no par value per share.

Section 2. *Ranking.* The Series B Preferred Stock will rank subordinate and junior to the Corporation's existing Fixed Rate Cumulative Perpetual Preferred Stock, Series A and all other future issuances of preferred stock other than those which, by their respective terms, rank *pari passu* with or junior to the Series B Preferred Stock, and shall rank *pari passu* with the Common Stock with respect to all terms, other than voting and rights upon liquidation, winding up and dissolution, as set forth herein.

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Section 3. *Definitions.*

The following initially capitalized terms shall have the following meanings, whether used in the singular or the plural:

(a) "*Affiliate*" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended.

(b) "*Board of Directors*" means the board of directors of the Corporation.

(c) "*Business Day*" means a day, other than a Saturday or Sunday, on which banks in California are open for the general transaction of business.

(d) "*Certificate of Determination*" means this Certificate of Determination of Avidbank Holdings, Inc., dated January 28, 2013.

(e) "*Common Stock*" means the Corporation's shares of common stock, no par value.

(f) "*Corporation*" means Avidbank Holdings, Inc., a California corporation.

(g) "*Dividends*" has the meaning set forth in Section 4.

(h) "*Holder*" means the Person in whose name the shares of the Series B Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(i) "*Mandatory Conversion*" has the meaning set forth in Section 6.

(j) "*Mandatory Conversion Date*" has the meaning set forth in Section 6.

(k) "*Notice of Conversion*" has the meaning set forth in Section 6.

(l) "*Permissible Transfer*" means a transfer by the Holder (i) to an Affiliate of the Holder or to the Corporation, (ii) in a widespread public distribution of Common Stock or Series B Preferred Stock of the Corporation, (iii) in which no transferee (or group of Affiliated transferees) would, after giving effect to such transfer, own 2% or more of any class of voting securities of the Corporation, or (iv) to a transferee that would control more than 50 percent of the voting securities of the Corporation without any transfer from the Holder.

(m) "*Person*" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(n) "*Reorganization Event*" means (i) any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the

Certificate Verification No.: 332042625 Date: 05/28/2025

Corporation or another Person; (ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property or assets of the Corporation, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person; or (iii) any change, including by capital reorganization, reclassification or otherwise (other than a transaction resulting in an adjustment pursuant to Section 4 below), of the Common Stock into securities including securities other than Common Stock.

(o) "*Series B Liquidation Preference*" has the meaning set forth in Section 5.

(p) "*Series B Preferred Stock*" has the meaning set forth in Section 1.

Section 4. *Dividends and Distributions; Adjustments for Combinations and Divisions of Common Stock*

(a) Holders of Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available therefor, non-cumulative dividends ("*Dividends*") in the same per share amount as the Dividends paid on a share of Common Stock, and no more. No Dividends will be paid on the Common Stock or any other class or series of capital stock ranking with respect to Dividends *pari passu* with the Common Stock unless an identical Dividend is paid at the same time on the Series B Preferred Stock; provided, however, that if a stock Dividend is paid on Common Stock in Common Stock, the Holders will be paid an equivalent stock Dividend payable solely in shares of Series B Preferred Stock. Dividends that are payable on Series B Preferred Stock will be payable to the Holders of record of Series B Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, as determined by the Board of Directors, which record date will be the same as the record date for the equivalent Dividend of the Common Stock. In the event that the Board of Directors does not declare or pay any Dividends with respect to shares of Common Stock, then the Holders will have no right to receive any Dividends.

(b) Subject to Section 8 below, in the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise than by payment of a Dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the Series B Preferred Stock will, concurrently with the effectiveness of such event, be proportionately split, reclassified, combined, consolidated, reverse-split or otherwise, as appropriate, such that the number of shares of Common Stock and Series B Preferred Stock outstanding immediately following such event shall bear the same relationship to each other as did the number of shares of Common Stock and Series B Preferred Stock outstanding immediately prior to such event.

Section 5. *Liquidation.*

(a) Upon any liquidation, dissolution or winding up of the Corporation, subject to the rights of any holders of securities to which the rights of the Holders are subordinate or on parity, the Holders shall be entitled to receive, and no distribution shall be made to the holders of shares

Certificate Verification No.: 332042625 Date: 05/28/2025

of Common Stock or any other shares of capital stock of the Corporation ranking junior upon liquidation, dissolution or winding up to the Series B Preferred Stock, unless, prior thereto, the Holders shall have received an amount (the "Series B Liquidation Preference") equal to one cent ($0.01) per share. Thereafter, the Holder shall receive, on a *pari passu* basis with the holders of Common Stock and any other shares of capital stock which rank *pari passu* to the Series B Preferred Stock, the amount the Holder would receive in respect of such share if such share had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up (assuming the conversion of all shares of Series B Preferred Stock at such time, without regard to any limitations on conversion of the Series B Preferred Stock).

(b) The Corporation's consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation's property or business will not constitute its liquidation, dissolution or winding up.

Section 6. *Mandatory Conversion.*

(a) Effective as of the date a Holder transfers any shares of Series B Preferred Stock to a non-Affiliate of the Holder in a Permissible Transfer (the "*Mandatory Conversion Date*"), each such transferred share of Series B Preferred Stock will automatically convert, immediately following such transfer and without any further action on the part of any Holder, into one share of Common Stock (a "*Mandatory Conversion*"). Nothing in this Section 6 is intended to impede the transferability of the Series B Preferred Stock.

(b) No later than three (3) business days following any Mandatory Conversion, the Holder of the converted shares shall provide the Corporation a written notice of such conversion (a "*Notice of Conversion*"). In addition to any information required by applicable law or regulation, the Notice of Conversion shall state (i) the number of shares of Common Stock to be issued in respect of such conversion, (ii) the name in which shares of Common Stock to be issued upon such conversion should be registered, and (iii) the manner in which certificates of Series B Preferred Stock held by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock. As promptly as practicable following delivery of the Notice of Conversion, with respect to any shares of Series B Preferred Stock as to which a Mandatory Conversion shall have occurred, the Corporation shall issue and deliver certificates representing shares of Common Stock to the Holder thereof or such Holder's designee upon presentation and surrender of the certificate evidencing such Series B Preferred Stock to the Corporation and, if required, furnishing appropriate endorsements and transfer documents and the payment of all transfer and similar taxes, and, in the event that such conversion is with respect to some, but not all, of the shares of Series B Preferred Stock represented by the certificate surrendered, the Corporation shall issue and deliver a certificate or certificate(s) representing the number of shares of Series B Preferred Stock that were not converted to Common Stock.

(c) The Person or Persons entitled to receive the Common Stock issuable upon conversion of Series B Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto. Notwithstanding anything herein to the contrary, in the

Certificate Verification No.: 332042625 Date: 05/28/2025

event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued or paid upon conversion of shares of Series B Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to withhold issuance of the Common Stock until such time as the Holder provides the required information.

(d) Shares of Series B Preferred Stock converted in accordance with this Section 6 will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance.

(e) Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series B Preferred Stock, shares of Common Stock issuable upon conversion thereof shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock (including voting rights) by virtue of holding such share of Series B Preferred Stock.

(f) All shares of Common Stock delivered upon conversion of the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests, charges and other encumbrances other than those established by the Holder thereto.

Section 7. *Voting Rights.*

(a) Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, including, but not limited to, the rights set forth in Section 903 of the California General Corporation Law and (ii) voting rights described in this Section 7.

(b) So long as any shares of Series B Preferred Stock are outstanding, and subject to Section 8 herein, the vote or consent of the Holders of a majority of the shares of Series B Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Corporation's Articles of Incorporation (including this Certificate of Determination) that would alter or change the rights, preferences or privileges of the Series B Preferred Stock so as to affect them adversely, *provided, however*, any increase in the amount of the authorized preferred stock, common stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Corporation's liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect rights, preferences or privileges or voting powers, and shall not require the affirmative vote or consent of the Holders of the outstanding shares of the Series B Preferred Stock, so long as the Series B Preferred Stock remains *pari passu* with the Common Stock.

Certificate Verification No.: 332042625 Date: 05/28/2025

(c) Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series B Preferred Stock shall have been converted into shares of Common Stock.

(d) If the Board of Governors of the Federal Reserve determines that the Series B Preferred Stock is classified as "voting stock" for the purposes of the Bank Holding Company Act, the Holders and the Corporation will make such reasonable modifications to the voting rights in this Section 7 so that the Series B Preferred Stock is no longer considered "voting stock."

Section 8. *Reorganization Events.*

(a) So long as any shares of Series B Preferred Stock are outstanding, if there occurs a Reorganization Event, then a Holder shall, effective as of the consummation of such Reorganization Event, automatically receive for such Series B Preferred Stock the type and amount of securities, cash and other property receivable in such Reorganization Event by a Holder of the number of shares of Common Stock into which the number of shares of Series B Preferred Stock held by such Holder would then be convertible.

(b) In the event that holders of shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Holders of Series B Preferred Stock shall be entitled to participate in such elections as if they had converted all of their Series B Preferred Stock into Common Stock immediately prior to the election deadline.

Section 9. *Reservation of Shares Issuable upon Conversion.* The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Series B Preferred Stock such number of shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock.

Section 10. *Maturity; Redemption.* The Series B Preferred Stock shall be perpetual, unless converted in accordance with this Certificate of Determination. The Series B Preferred Stock will not be redeemable at the option of the Corporation or any Holder at any time. Notwithstanding the foregoing, nothing contained herein shall prohibit the Corporation from repurchasing or otherwise acquiring shares of Series B Preferred Stock in voluntary transactions with the Holders. Any shares of Series B Preferred Stock repurchased or otherwise acquired may be cancelled by the Corporation and thereafter be reissued as shares of any series of preferred stock of the Corporation.

Section 11. *Replacement Certificates.*

The Corporation shall replace any mutilated certificate at the Holder's expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder's expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

Certificate Verification No.: 332042625 Date: 05/28/2025

Section 12. *Miscellaneous.*

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or five Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Determination) with postage prepaid, addressed: (i) if to the Corporation, to its office at 400 Emerson Street, Palo Alto, CA 94301, Attention: Chief Executive Officer, (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c) All payments on the shares of Series B Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by applicable law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders thereof.

(d) No share of Series B Preferred Stock shall have any rights of preemption whatsoever under this Certificate of Amendment as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

(e) The shares of Series B Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

Certificate Verification No.: 332042625 Date: 05/28/2025

RESOLVED, that all actions taken by the officers and directors of the Corporation or any of them in connection with the foregoing resolution through the date hereof be, and they hereby are, ratified and approved.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGE FOLLOWS]

Certificate Verification No.: 332042625 Date: 05/28/2025

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Mark D. Mordell,
Chairman and Chief Executive Officer

Steve Leon,
Executive Vice President and Chief Financial Officer

Date: January 28, 2013

Certificate Verification No.: 332042625 Date: 05/28/2025

A0741619

C3059014

FILED [handwritten initials]
Secretary of State
State of California
MAY 2 2 2013

AVIDBANK HOLDINGS, INC.

OFFICERS' CERTIFICATE

The undersigned, Mark D. Mordell, the Chairman of the Board and Chief Executive Officer of Avidbank Holdings, Inc., a California corporation (the "Company"), and Steve Leen, the Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to Section 401(c) and (f) of the California Corporations Code as follows:

1. On February 1, 2013, the Company filed a Certificate of Determination of Series B Convertible Perpetual Preferred Stock ("Certificate") with the California Secretary of State, consisting of 550,000 shares in such series ("Series B Preferred Stock");

2. On May 21, 2013, the Board of Directors adopted the following resolutions:

   "WHEREAS, the Board of Directors of the Company deems it to be in the best interests of the Company to decrease the number of shares of Series B Preferred Stock to zero (0).

   NOW, THEREFORE, BE IT RESOLVED, that the second sentence of Section 1 of the Certificate, be amended to read as follows:

   'The number of shares constituting such series shall be zero (0)."

3. No shares of Series B Preferred Stock are issued and outstanding.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:: May 21, 2013 at Palo Alto, California

By: [signature]
Name: Mark D. Mordell
Title: Chairman
and Chief Executive Officer

By: [signature]
Name: Steve Leen
Title: Executive Vice President
and Chief Financial Officer

308913011.2

Certificate Verification No.: 332042625 Date: 05/28/2025

A0748530

3059014

FILED JKM
Secretary of State
State of California
lcc NOV 2 0 2013

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
AVIDBANK HOLDINGS, INC.

Mark Mordell and Steven Leen certify that:

1. They are the Chief Executive Officer and the Executive Vice President and Chief Financial Officer of Avidbank Holdings, Inc., a California corporation (the "Company").

2. Article IV(a) of the Articles of Incorporation of the Company is amended to read as follows:

   "(a). This corporation is authorized to issue two classes of shares to be designated respectively Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The total number of shares of Common Stock this corporation shall have authority to issue is ten million (10,000,000) with no par value per share. The total number of shares of Preferred Stock this corporation shall have authority to issue is Five Million (5,000,000), with no par value per share.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the California Corporations Code. The total number of outstanding shares of Common Stock entitled to vote with respect to the amendment was 4,281,482 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock. The Company currently has no shares of Preferred Stock outstanding.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed: November 17, 2013 at Palo Alto, California.

Mark Mordell, Chief Executive Officer

Steven Leen, Executive Vice President and Chief Financial Officer

309860329.1

Certificate Verification No.: 332042625 Date: 05/28/2025

22-995053

SI-PT	
Secretary of State **Corporate Disclosure Statement** **(Domestic Stock and Foreign Corporations)**	FILED Secretary of State State of California 02/15/2022 Filing Date

IMPORTANT - Read Instructions before completing this form.

Filing Fee – There is no fee for filing the Corporate Disclosure Statement.

Copy Fees – First page $1.00; each additional page $0.50; Certification Fee - $5.00

This Space For Office Use Only

1. **Corporate Name** (Enter the exact name of the corporation as it is recorded with the California Secretary of State.)

Avidbank Holdings, Inc.

2. **7-Digit Secretary of State Entity Number**

C3059014

3. **Jurisdiction** (Enter the state, foreign country or other place where the corporation is formed.) California

4. **Independent Auditor**

4a. Name of the Independent Auditor that prepared the most recent auditor's report.

Crowe LLP

4b. Description of other services, if any, performed by the Independent Auditor named in Item 4a.

4c. Name of the Independent Auditor employed by the corporation on the date of this statement, if different from Item 4a.

5. **Board Diversity**

5a. Check the applicable statement for the current calendar year (select only one box):

- [x] The corporation has not moved its principal executive office either into California from another state or out of California into another state.
- [ ] The corporation has moved its principal executive office into California from another state.
- [ ] The corporation has moved its principal executive office out of California into another state.

5b. **Total** number of directors on the corporation's **current** Board of Directors (select only one box):	5c. Number of **female** directors on the corporation's **current** Board of Directors (select only one box):	5d. Number of directors from **underrepresented communities** on the corporation's **current** Board of Directors (select only one box):
[x] 9 or more	[ ] 3 or more	[ ] 3 or more
[ ] 8	[x] 2	[ ] 2
[ ] 7	[ ] 1	[ ] 1
[ ] 6	[ ] 0	[x] 0
[ ] 5		
[ ] 4 or fewer		

6. **Required Statutory Disclosures**

6a. Has an order for relief been entered in a bankruptcy case with respect to the corporation during the preceding 10 years?	[ ] Yes [x] No
6b. Has the corporation or any of its subsidiaries been a party to, or any of their property been subject to, any material pending legal proceedings, as specified by Item 103, Part 229 of SEC Regulation S-K? If yes, attach a description.	[ ] Yes [x] No
6c. Has the corporation been found legally liable in any material legal proceeding during the preceding five years? If yes, attach a description.	[ ] Yes [x] No

- CONTINUE ON NEXT PAGE -

Certificate Verification No.: 332042625 Date: 05/28/2025

22-995053

Corporate Disclosure Statement
(Domestic Stock and Foreign Corporations)
(Page 2 of 2)

7. Directors

	Names of Directors	Compensation	Shares	Option	Bankruptcy	Fraud
1)	Mark D. Mordell	$801,358	3,333		☐ Yes ☑ No	☐ Yes ☑ No
2)	Roxy H. Rapp	$86,196	2,000		☐ Yes ☑ No	☐ Yes ☑ No
3)	Michael F. Rosinus	$88,704	2,000		☐ Yes ☑ No	☐ Yes ☑ No
4)	Kristofer W. Biorn	$91,200	2,000		☐ Yes ☑ No	☐ Yes ☑ No
5)	Diane J. Flynn	$83,650	2,000		☐ Yes ☑ No	☐ Yes ☑ No
6)	Robert H. Scott	$88,704	2,000		☐ Yes ☑ No	☐ Yes ☑ No
7)	Lisa b. Hendrickson	$91,200	2,000		☐ Yes ☑ No	☐ Yes ☑ No
8)	Marc J. Verissimo	$91,200	2,000		☐ Yes ☑ No	☐ Yes ☑ No
9)	Bryan C. Polster	$98,700	2,000		☐ Yes ☑ No	☐ Yes ☑ No
10)	Kenneth Brenner	$155,040	4,950		☐ Yes ☑ No	☐ Yes ☑ No
11)					☐ Yes ☐ No	☐ Yes ☐ No
12)					☐ Yes ☐ No	☐ Yes ☐ No
13)					☐ Yes ☐ No	☐ Yes ☐ No
14)					☐ Yes ☐ No	☐ Yes ☐ No
15)					☐ Yes ☐ No	☐ Yes ☐ No
16)					☐ Yes ☐ No	☐ Yes ☐ No

8. Executive Officers

8a.

	Names of Executive Officers	Compensation	Shares	Options	Bankruptcy	Fraud
1)	Samir Bhaumik	$439,129			☐ Yes ☑ No	☐ Yes ☑ No
2)	Steve J. Leen	$390,635	1,950		☐ Yes ☑ No	☐ Yes ☑ No
3)	Gina T. Peterson	$337,109			☐ Yes ☑ No	☐ Yes ☑ No
4)	Dorothy K. Hamilton	$394,053	1,409		☐ Yes ☑ No	☐ Yes ☑ No
5)	Geoffrey Butner	$354,241	1,370		☐ Yes ☑ No	☐ Yes ☑ No

8b.

Chief Executive Officer (if not named in 8a)	Compensation	Shares	Options	Bankruptcy	Fraud
Mark D. Mordell	$801,358	3,333		☐ Yes ☑ No	☐ Yes ☑ No

8c. Additional Executive Officers (if not named in 8a or 8b)

	Name	Bankruptcy	Fraud
1)		☐ Bankruptcy	☐ Fraud
2)		☐ Bankruptcy	☐ Fraud
3)		☐ Bankruptcy	☐ Fraud

9. Loans to Members of the Board of Directors

	Names of Directors	Description of Loan including Amount and Terms
1)		
2)		

If additional space is needed, place the additional information on only one side of a standard letter-sized piece of paper (8 ½ x 11) clearly marked as an attachment to the Corporate Disclosure Statement and attach the extra page(s) to the completed Corporate Disclosure Statement.

By submitting this Corporate Disclosure Statement to the Secretary of State, the corporation certifies the information contained herein, including any attachments, is true and correct.

Type or Print Name of Person Completing the Form	Signature	Title	Date
Steve Leen	[signature]	EVP and CFO	2/15/2022

Certificate Verification No.: 332042625 Date: 05/28/2025

For Office Use Only
-FILED-
File No.: BA20220540075
Date Filed: 6/16/2022

B0536-0199 06/16/2022 5:00 PM Received by California Secretary of State

**CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
AVIDBANK HOLDINGS, INC.**

Mark Mordell and Patrick Oakes certify that:

1. They are the Chairman and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of Avidbank Holdings, Inc., a California corporation (the "Company"). The Corporation's California Secretary of State entity number is 3059014.

2. Article IV(a) of the Articles of Incorporation of the Company is amended to read as follows:

   "(a). This corporation is authorized to issue two classes of shares to be designated respectively Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The total number of shares of Common Stock this corporation shall have authority to issue is fifteen million (15,000,000) with no par value per share. The total number of shares of Preferred Stock this corporation shall have authority to issue is Five Million (5,000,000), with no par value per share.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the California Corporations Code. The total number of outstanding shares of Common Stock entitled to vote with respect to the amendment was 6,316,573 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock. The Company currently has no shares of Preferred Stock outstanding.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed: May 24, 2022 at San Jose, California.

____
Mark Mordell, Chairman and Chief Executive Officer

____
Patrick Oakes, Executive Vice President and Chief Financial Officer

401009245.1

Certificate Verification No.: 332042623 Date: 05/28/2023

B0536-0200 06/16/2022 5:00 PM Received by California Secretary of State

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
AVIDBANK HOLDINGS, INC.

Mark Mordell and Patrick Oakes certify that:

1. They are the Chairman and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of Avidbank Holdings, Inc., a California corporation (the "Company"). The Corporation's California Secretary of State entity number is 3059014.

2. Article IV(a) of the Articles of Incorporation of the Company is amended to read as follows:

   "(a). This corporation is authorized to issue two classes of shares to be designated respectively Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The total number of shares of Common Stock this corporation shall have authority to issue is fifteen million (15,000,000) with no par value per share. The total number of shares of Preferred Stock this corporation shall have authority to issue is Five Million (5,000,000), with no par value per share.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the California Corporations Code. The total number of outstanding shares of Common Stock entitled to vote with respect to the amendment was 6,316,573 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock. The Company currently has no shares of Preferred Stock outstanding.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed: May 24 2022 at San Jose, California.

Mark Mordell, Chairman and Chief Executive Officer

Patrick Oakes, Executive Vice President and Chief Financial Officer

401009245.1

Certificate Verification No.: 332042625 Date: 05/28/2025

B1340-0473 03/20/2025 5:00 PM Received by California Secretary of State

For Office Use Only
-FILED-
File No.: BA20250684534
Date Filed: 3/20/2025

AVIDBANK HOLDINGS, INC.

OFFICERS' CERTIFICATE

The undersigned, Mark D. Mordell, the Chairman of the Board and Chief Executive Officer of Avidbank Holdings, Inc., a California corporation with California Entity Number 3059014 (the "Company"), and Patrick Oakes, the Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to Section 401(c) and (f) of the California Corporations Code as follows:

1. On January 26, 2009, the Company filed a Certificate of Determination of Fixed Rate Cumulative Perpetual Preferred Stock, Series A ("Certificate") with the California Secretary of State, consisting of 6,000 shares in such series ("Series A Preferred Stock").

2. On March 18 2025, the Board of Directors adopted the following resolutions:

   "WHEREAS, the Board of Directors of the Company deems it to be in the best interests of the Company to decrease the number of shares of Series A Preferred Stock to zero (0).

   NOW, THEREFORE, BE IT RESOLVED, that the second sentence of Part 1 of the Certificate, be amended to read as follows:

   "The authorized number of shares of Designated Preferred Stock shall be zero (0)."

3. No shares of Series A Preferred Stock are issued and outstanding.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:: March 18th, 2025 at San Jose, California

By: [signature]
Name: Mark D. Mordell
Title: Chairman and
Chief Executive Officer

By: [signature]
Name: Patrick Oakes
Title: Executive Vice President
and Chief Financial Officer

403664069.3

Certificate Verification No.: 332042625 Date: 05/28/2025

B3700-2324 05/21/2025 5:00 PM Received by California Secretary of State

For Office Use Only

-FILED-

File No.: BA20251153137
Date Filed: 5/21/2025

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF AVIDBANK HOLDINGS, INC.

Mark Mordell and Patrick Oakes certify that:

1. They are the Chairman and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of Avidbank Holdings, Inc., a California corporation with California Entity Number 3059014 (the "Company").

2. Article IV(a) of the Articles of Incorporation of the Company is amended to read as follows:

   "(a). This corporation is authorized to issue two classes of shares to be designated respectively Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The total number of shares of Common Stock this corporation shall have authority to issue is twenty-five million (25,000,000) with no par value per share. The total number of shares of Preferred Stock this corporation shall have authority to issue is Five Million (5,000,000), with no par value per share.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the California Corporations Code. The total number of outstanding shares of Common Stock entitled to vote with respect to the amendment was 7,912,184 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock. The Company currently has no shares of Preferred Stock outstanding.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Certificate Verification No.: 332042625 Date: 05/28/2025

Executed: May 20, 2025 at San Jose, California.

____
Mark Mordell, Chairman and Chief Executive Officer

____
Patrick Oakes, Executive Vice President and Chief Financial Officer

403703029.1

B3700-2325 05/21/2025 5:00 PM Received by California Secretary of State

Certificate Verification No.: 332042625 Date: 05/28/2025